Exhibit 99

PRESS RELEASE

July 18, 2002


FROM:     Heartland Financial USA, Inc.
          Lynn B. Fuller - Chairman, President and CEO
          (563) 589-2105
          John K. Schmidt - Executive Vice President and CFO
          (563) 589-1994

RE:       Second Quarter 2002 Earnings
RELEASE:  Immediate

HEARTLAND FINANCIAL USA, INC. REPORTS A 39% INCREASE IN SECOND
QUARTER EARNINGS

(Dubuque, Iowa) Heartland Financial USA, Inc. (HTLF - OTC BB) today announced a $1.097 million or 39% increase in earnings for the second quarter of 2002. Net income totaled $3.911 million, or $.40 on a diluted earnings per common share basis, compared to $2.814 million, or $.29 on a diluted earnings per common share basis, during the same quarter in 2001. Return on common equity was 13.98% and return on assets was .96% for the second quarter of 2002. For the same period in 2001, return on equity was 11.32% and return on assets was .73%.

Contributing to the improved earnings during the second quarter of 2002 was the $2.152 million or 18% growth in net interest income due primarily to growth in earning assets. Average earning assets went from $1.385 billion during the second quarter of 2001 to $1.462 billion during the same quarter in 2002, a change of $77 million or 6%. Exclusive of securities gains and losses, including trading account securities gains and losses, and a valuation adjustment on mortgage servicing rights, noninterest income experienced a $607 thousand or 8% increase.

The Company's adoption of the provisions of Statement of Financial Accounting Standards ("FAS") No. 142, Goodwill and Other Intangible Assets, on January 1, 2002, discontinued the amortization of $9.507 million in unamortized goodwill. The amount of amortization expense recorded during the second quarter of 2001 on this goodwill was $135 thousand ($.01 on a diluted per common share basis). For the six-month period ended on June 30, 2001, amortization expense on this goodwill was $269 thousand ($.03 on a diluted per common share basis).

For the six-month period ended on June 30, 2002, net income increased $2.454 million or 47% when compared to the same period in 2001. Net income totaled $7.724 million, or $.79 on a diluted per common share basis, compared to $5.270 million, or $.54 on a diluted per common share basis, during the same period in 2001. Return on common equity was 14.08% and return on assets was .95% for the six-month period in 2002 compared to 10.79% and .70%, respectively, for the same period in 2001.

The largest contributor to the improved earnings during the first six months of 2002 was the $4.459 million or 19% growth in net interest income. Average earning assets went from $1.353 billion during the first six months of 2001 to $1.460 billion during the same period in 2002, a change of $107 million or 8%. Exclusive of securities gains and losses, including trading account securities gains and losses, and a valuation adjustment on mortgage servicing rights, noninterest income experienced a $1.947 million or 14% increase. In addition to gains on sale of loans, the other noninterest income category to reflect significant improvement was service charges and fees. Noninterest expense was held to a $1.995 million or 7% increase.

Chairman, President and Chief Executive Officer Lynn B. Fuller noted, "I am very pleased with our second quarter operating results. Once again, earnings experienced significant growth over the prior year, despite a challenging economy. Improvement in our net interest margin has been a key factor in our earnings growth as management continued to focus efforts on enhancing our yield on assets and reducing our costs of funding. Growth in noninterest expense has also continued to taper off as we have realized full utilization of the resources expended in previous years for expansion and diversification efforts. For the first six months of 2002, our return on average equity exceeded 14% compared to the 10.79% recorded last year."

Total assets remained stable at June 30, 2002, increasing by less than 1% since year-end 2001. Loans and leases were $1.100 billion and deposits were $1.228 billion at the end of the second quarter, an increase of 1% and 2%, respectively, since year-end 2001. Loan growth was slowed due to paydowns experienced in the mortgage loan portfolio as customers continued to refinance their mortgage loans into fifteen- and thirty-year fixed rate loans, which the Company usually sells into the secondary market. Some of this slowed growth was offset by an increase in the commercial loan portfolio, which grew $41.612 million or 6% during the first six months.

Net interest margin, expressed as a percentage of average earning assets, was 4.02% during the second quarter of 2002 compared to 3.86% for the first quarter of 2002 and 3.60% for the second quarter of 2001. During the second quarter of 2001, national prime decreased from 8.00% to 6.75%. During the second quarter of 2002, national prime remained unchanged at 4.75%. The Company manages its balance sheet to minimize the effect a change in interest rates has on its net interest margin. The Company has been successful in the utilization of floors on its commercial loan portfolio to minimize the affect downward rates have on its interest income. If rates begin to edge upward, the Company will not see a corresponding increase in its interest income until rates have moved above the floors in place on these loans. Interest income as a percentage of average earning assets went from 8.21% during the second quarter of 2001 to 6.99% during the second quarter of 2002, a decline of 122 basis points. Additionally, on the liability side of the balance sheet, the Company has locked in some funding in the three- to five-year maturities as rates were at historical low levels. During the last half of 2001, the Company elected to obtain additional Federal Home Loan Bank advances to lock in these low rates in anticipation of fixed-rate commercial loan growth and the replacement of maturing advances during the first half of 2002. Interest expense as a percentage of average earning assets went from 4.61% during the second quarter of 2001 to 2.97% for the same quarter in 2002, a decline of 164 basis points.

The allowance for loan and lease losses at June 30, 2002, was 1.38% of loans and 201% of nonperforming loans, compared to 1.33% of loans and 180% of nonperforming loans, at year-end 2001. Nonperforming loans decreased to .69% of total loans and leases at June 30, 2002, compared to .73% of total loans and leases at December 31, 2001. The $1.601 million provision for loan losses made during the first half of 2002, a decrease of $243 thousand or 13% when compared to the same period in 2001, resulted primarily from a decrease in nonperforming loans.

Heartland is a $1.6 billion financial services company with six banks in Iowa, Illinois, Wisconsin and New Mexico:

  Dubuque Bank and Trust Company, with eight offices in Dubuque,
     Epworth, Farley and Holy Cross, Iowa
  Galena State Bank and Trust Company, with three offices in
     Galena and Stockton, Illinois
  First Community Bank, FSB, with three offices in Keokuk, Iowa and Carthage, Illinois
  Riverside Community Bank, with three offices in Rockford,
     Illinois
  Wisconsin Community Bank, with six offices in Cottage Grove,
     Middleton, Sheboygan, Green Bay, Monroe and Eau Claire,
     Wisconsin
  New Mexico Bank and Trust, with eight offices in Albuquerque and Clovis, New Mexico

Other subsidiaries include:

  ULTEA, Inc., a fleet leasing company with offices in Madison and Milwaukee, Wisconsin
  Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and
     Rockford, Illinois

Additional information about Heartland is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                           June 30,
                                     2002              2001
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   25,481        $   28,351
Interest expense                     10,815            15,936
                                 ----------        ----------
Net interest income                  14,666            12,415
Provision for loan and lease
 losses                                 616             1,123
Noninterest income                    7,306             7,562
Noninterest expense                  15,423            14,513
Income tax expense                    1,639             1,243
Tax equivalent adjustment               383               284
                                 ----------        ----------
Net income                       $    3,911        $    2,814
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.40        $     0.29
Earnings per common share
 - diluted                             0.40              0.29
Adjusted earnings per common
 share - basic (1)                     0.40              0.31
Adjusted earnings per common
 share - diluted (1)                   0.40              0.30
Dividends declared per common
 share                                 0.10              0.09
Weighted average shares
 outstanding - basic              9,808,922         9,600,801
Weighted average shares
 outstanding - diluted            9,872,842         9,695,351

AVERAGE BALANCES
Assets                           $1,633,707        $1,543,933
Loans and leases, net of
 unearned                         1,102,715         1,067,931
Deposits                          1,218,097         1,131,402
Earning assets                    1,462,024         1,384,678
Stockholders' equity                112,228            99,694

EARNINGS PERFORMANCE RATIOS
Return on average assets              0.96%             0.73%
Return on average equity             13.98             11.32
Net interest margin                   4.02              3.60
Net interest margin, excluding
 fleet leasing company debt           4.11              3.72
Efficiency ratio                     70.43             73.95
Efficiency ratio, banks only         59.78             66.63


(1) Excludes goodwill amortization discontinued with the adoption of FAS No. 142 on January 1, 2002.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                   For the Six Months Ended
                                           June 30,
                                     2002              2001
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   50,612        $   56,373
Interest expense                     22,093            32,414
                                 ----------        ----------
Net interest income                  28,519            23,959
Provision for loan and lease
 losses                               1,601             1,844
Noninterest income                   15,778            14,988
Noninterest expense                  30,781            28,786
Income tax expense                    3,524             2,481
Tax equivalent adjustment               667               566
                                 ----------        ----------
Net income                       $    7,724        $    5,270
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.79        $     0.55
Earnings per common share
 - diluted                             0.79              0.54
Adjusted earnings per common
 share - basic (1)                     0.79              0.58
Adjusted earnings per common
 share - diluted (1)                   0.79              0.57
Dividends declared per common
 share                                 0.20              0.18
Weighted average shares
 outstanding - basic              9,769,443         9,600,801
Weighted average shares
 outstanding - diluted            9,831,652         9,699,990

AVERAGE BALANCES
Assets                           $1,632,010        $1,510,329
Loans and leases, net of
 unearned                         1,094,968         1,057,338
Deposits                          1,215,904         1,113,797
Earning assets                    1,459,548         1,352,950
Stockholders' equity                110,597            98,469

EARNINGS PERFORMANCE RATIOS
Return on average assets              0.95%             0.70%
Return on average equity             14.08             10.79
Net interest margin                   3.94              3.57
Net interest margin, excluding
 fleet leasing company debt           4.04              3.71
Efficiency ratio                     69.73             75.71
Efficiency ratio, banks only         59.50             67.11

(1) Excludes goodwill amortization discontinued with the adoption of FAS No. 142 on January 1, 2002.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                  As of and        As of and
                                   for the          for the
                                 six months          year
                                   ended            ended
                                   June 30,       December 31,
                                     2002            2001
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,652,238        $1,644,064
Securities                          346,408           325,217
Total loans and leases            1,115,039         1,105,205
Allowance for loan &
 lease losses                        15,409            14,660
Total deposits                    1,228,077         1,205,159
Long-term debt                      136,321           143,789
Total stockholders' equity          114,724           107,090

PER COMMON SHARE DATA
Book value per common share      $    11.68        $    11.06
FAS 115 effect on book value
 per common share                      0.44              0.37

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  693,091        $  651,479
Residential mortgage                138,198           168,912
Agricultural and agricultural
 real estate                        150,136           145,460
Consumer                            123,098           127,874
Direct financing leases, net         13,958            15,570
Unearned discount and deferred
 loan fees                           (3,442)           (4,090)
                                 ----------        ----------
Total Loans and Leases           $1,115,039        $1,105,205
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    6,918        $    7,623
Restructured loans                        -                 -
Loans past due ninety days or
 more as to interest or
 principal payments                     728               500
Other real estate owned                 108               130
Other repossessed assets                241               343
                                 ----------        ----------
Total nonperforming assets       $    7,995        $    8,596
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   14,660        $   13,592
Provision charged to operating
 expense                              1,601             4,283
Loans charged off                    (1,267)           (3,757)
Recoveries                              415               542
Additions related to
 acquisitions                             -                 -
                                 ----------        ----------
Balance, end of period           $   15,409        $   14,660
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.69%             0.73%
Ratio of nonperforming assets
 to total assets                      0.48              0.52
Ratio of net loan chargeoffs
 to average loans and leases          0.08              0.30
Allowance for loan losses as
 a percent of loans                   1.38              1.33
Allowance for loan losses as
 percent of nonperforming
 loans and leases                   201.50            180.47


                                 As of and        As of and
                                  for the          for the
                                 six months          year
                                   ended            ended
                                  June 30,       December 31,
                                    2001            2000
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,570,663        $1,466,387
Securities                          278,041           228,065
Total loans and leases            1,082,969         1,042,096
Allowance for loan &
 lease losses                        14,675            13,592
Total deposits                    1,168,660         1,101,313
Long-term debt                      119,358           102,856
Total stockholders' equity          101,302            96,146

PER COMMON SHARE DATA
Book value per common share      $    10.56        $    10.00
FAS 115 effect on book value
 per common share                      0.34              0.14

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  609,448        $  550,366
Residential mortgage                190,591           215,638
Agricultural and agricultural
 real estate                        140,195           133,614
Consumer                            129,993           128,685
Direct financing leases, net         16,719            17,590
Unearned discount and deferred
 loan fees                           (3,977)           (3,797)
                                 ----------        ----------
Total Loans and Leases           $1,082,969        $1,042,096
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    7,602        $    5,860
Restructured loans                      354               357
Loans past due ninety days or
 more as to interest or
 principal payments                   3,416               523
Other real estate owned                 166               489
Other repossessed assets                331               219
                                 ----------        ----------
Total nonperforming assets       $   11,869        $    7,448
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   13,592        $   10,844
Provision charged to operating
 expense                              1,844             3,301
Loans charged off                      (962)           (2,280)
Recoveries                              201               585
Additions related to
 acquisitions                             -             1,142
                                 ----------        ----------
Balance, end of period           $   14,675        $   13,592
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              1.05%             0.65%
Ratio of nonperforming assets
 to total assets                      0.76              0.51
Ratio of net loan chargeoffs
 to average loans and leases          0.07              0.17
Allowance for loan losses as
 a percent of loans                   1.36              1.30
Allowance for loan losses as
 percent of nonperforming
 loans and leases                   129.05            201.60


                             For the             For the
                          Quarter Ended      Six Months Ended
                             June 30,            June 30,
                          2002      2001      2002      2001
                       ------------------  -------------------
NONINTEREST INCOME
 Service charges and
  fees                 $  2,217  $  1,554    $  4,150  $  3,015
 Trust fees                 904       778       1,736     1,544
 Brokerage commissions      203       167         330       293
 Insurance commissions      160       178         377       429
 Securities gains, net       75       352         156       924
 Gain (loss) on trading
  account securities       (214)       46        (242)    (179)
 Rental income on
  operating leases        3,674     3,795       7,530     7,649
 Gains on sale of
  loans                     522       523       1,529       916
 Valuation adjustment
  on mortgage servicing
  rights                   (326)        -        (326)       -
 Other noninterest
  income                     91       169         538       397
                       --------  --------    --------  --------
  Total noninterest
   income              $  7,306  $  7,562    $ 15,778  $ 14,988
                       ========  ========    ========  ========

NONINTEREST EXPENSE
 Salaries and employee
  benefits             $  6,923  $  6,328    $ 13,908  $ 12,538
 Occupancy                  777       782       1,554     1,607
 Furniture and
  equipment                 831       778       1,649     1,584
 Depreciation on
  equipment under
  operating leases        2,879     2,874       5,909     5,792
 Outside services         1,116       871       1,997     1,624
 FDIC deposit insurance
  assessment                 53        52         106       103
 Advertising                387       407         839       786
 Goodwill and core
  deposit intangibles
  amortization              253       418         507       836
 Other noninterest
  expenses                2,204     2,003       4,312     3,916
                       --------  --------    --------  --------
  Total noninterest
   expense             $ 15,423  $ 14,513    $ 30,781  $ 28,786
                       ========  ========    ========  ========